Exhibit 10.1

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE OLIN CORPORATION
SUPPLEMENTAL CONTRIBUTING EMPLOYEE OWNERSHIP PLAN
(As amended and restated effective October 24, 2008)

Olin Corporation (the “Company”) currently maintains the Olin Corporation Supplemental Contributing Employee Ownership Plan (the “Plan”).  In Section 7.1 of the Plan, the Company reserved the right to amend the Plan.  Pursuant to the authority of the Benefit Plan Review Committee of Olin Corporation (“the Committee”), effective as of February 19, 2009, the Committee consents to the amendment of the Plan in the following manner:

1.	Section 3.4 is amended by inserting “Subject to Section 3.7,” at the beginning of the first sentence and second sentence.

2.	Section 3.7 shall be added to the Plan as follows:

“3.7           Clawback Policy.  The Olin Corporation Clawback Policy adopted by the Board on February 19, 2009 (including any subsequent amendments thereto, or any successor policy that may be adopted) (the “Clawback Policy”) is incorporated into the Plan by this reference.  Notwithstanding anything in the Plan to the contrary, any amounts recoverable from (or not paid or issued to) a Covered Employee (as defined in the Clawback Policy) as the result of the Clawback Policy shall not be included in calculating the benefits accrued under or payable to a Covered Employee under this Plan.  Notwithstanding the foregoing, this Section 3.7 will only apply to Incentive Awards (as defined in the Clawback Policy) settled or paid to a Covered Employee on or after February 19, 2009.  A Covered Employee’s SCEOP Account (including credited earnings) will be adjusted to reflect the application of the Clawback Policy.”

3.	Section 8.9 is amended by inserting “(including the Clawback Policy incorporated by reference under Section 3.7)” after the first “Plan”.

APPROVED March 12, 2009:

/s/ Stephen C. Curley
Stephen C. Curley

/s/ Sharon E. Doughty
Sharon E. Doughty

/s/ Dennis R. McGough
Dennis R. McGough

/s/ George H. Pain
George H. Pain